Exhibit 10.2

REVOLVING CREDIT NOTE

$50,000,000	May 31, 2007
Baltimore, Maryland

FOR VALUE RECEIVED, TESSCO TECHNOLOGIES INCORPORATED, a Delaware corporation (“TESSCO”), TESSCO SERVICE SOLUTIONS, INC., a Delaware corporation, TESSCO INCORPORATED, a Delaware corporation, TESSCO COMMUNICATIONS INCORPORATED, a Delaware corporation, WIRELESS SOLUTIONS INCORPORATED, a Maryland corporation, TESSCO BUSINESS SERVICES, LLC, a Delaware limited liability company, TESSCO SUPPLY CHAIN SERVICES, LLC, a Delaware limited liability company, TESSCO PRODUCT SOLUTIONS, LLC, a Delaware limited liability company, TESSCO INTEGRATED SOLUTIONS, LP, a Delaware limited partnership, and GW SERVICE SOLUTIONS, INC., a Delaware corporation (collectively, the “Borrowers”) jointly and severally promise to pay to the order of SUNTRUST BANK, WACHOVIA BANK, NATIONAL ASSOCIATION, AND THE OTHER LENDERS FROM TIME TO TIME SIGNATORY TO THE HEREINAFTER DESCRIBED CREDIT AGREEMENT (collectively, the “Lenders”), in care of SunTrust Bank as Administrative Agent pursuant to the Credit Agreement (in such capacity, the “Agent”) at its place of business as reported in the schedules to the Credit Agreement, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIFTY MILLION DOLLARS AND ZERO CENTS ($50,000,000) or so much thereof as shall be advanced and remain outstanding pursuant to the Credit Agreement, together with interest on the balance hereof from time to time, from the date of this Note through and including the date the entire principal sum hereof has been paid in full, all upon the following terms and conditions:

1.             Credit Agreement.  This Note is issued pursuant to that certain Credit Agreement dated as even herewith, by and among (a) the Borrowers, (b) the Lenders, and (c) the Agent, as administrative agent.  Capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed thereto in the Credit Agreement.   This Note is entitled to the benefit of the Credit Agreement and all of the other Loan Documents referred to therein.

2.             Interest Rate.  Subject to the provisions of Sections 4.7(a) and 4.7(b) of the Credit Agreement, except for any period during which an Event of Default under the Credit Agreement shall have occurred and be continuing, the unpaid principal balance of this Note shall bear interest at a floating and fluctuating per annum rate of interest equal at all times to the sum of the LIBOR Index plus the Applicable Margin.  If the provisions of Section 4.7(a), or 4.7(b) of the Credit Agreement shall apply, so long as no Event of Default has occurred and is then continuing, the unpaid principal balance of this Note shall bear interest at a floating and fluctuating per annum rate of interest equal at all times to the sum of the Prime Rate plus the Applicable Margin.

Upon the occurrence and during the continuance of an Event of Default, the unpaid principal balance of this Note shall bear interest at a per annum rate of interest three percent (3%) in excess of the rate otherwise applicable hereto.

3.             Repayment.  Accrued interest shall be payable monthly on the first (1st) day of each month, commencing on July 1, 2007.  The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon, shall be due and payable on June 1, 2010.

4.             Computation of Interest.  Interest shall be computed on the basis of a 360 day-year and assessed for the actual number of days elapsed. The rate of interest payable hereunder shall be adjusted monthly upon any change in the LIBOR Index, or daily upon any change in the Prime Rate, as applicable.

5.             Revolving Note Account.  The Agent shall open and maintain on its books in the ordinary course of its business an account of amounts outstanding hereunder.  Except in the case of manifest error, such account shall be conclusive and binding on the Borrowers as to amounts due by the Borrowers under the provisions of this Note.

6.             Business Days.  If any payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate of interest as herein provided during such extension.

7.             Events of Default and Remedies. Upon the occurrence of an Event of  Default specified in Sections 11.1(i) or (j) of the Credit Agreement, the unpaid balance of this Note, together with interest accrued and unpaid thereon, shall immediately and automatically become due and payable by the Borrowers to the Agent for the benefit of the Lenders.  Upon the occurrence of any other Event of Default under the Credit Agreement, or upon the failure of the Borrower to pay when due in accordance with this Note, the unpaid principal balance of this Note, or any payment of interest thereon, with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, accelerate the maturity of this Note and declare the unpaid balance of this Note then outstanding together with interest accrued and unpaid thereon to be immediately due and payable, then and in that event the entire balance of this Note then outstanding together with interest accrued and unpaid thereon shall be jointly and severally immediately due and payable by the Borrowers to the Agent for the benefit of the Lenders.

8.             Waiver of Due Diligence, Etc. The Borrowers waive diligence, presentment, demand, protest and notice of any kind except for any notice expressly provided for herein.

9.             Prepayment.   Subject to the provisions of the Credit Agreement, the Borrowers  may prepay all or any portion of this Note at any time or from time to time without premium.  All prepayments shall be applied first to interest accrued and unpaid and the balance, if any, shall be applied (as applicable) to the then unpaid principal balance hereof.

10.           Late Charge.  If the Borrowers fail to make any payment of principal, interest, prepayments (except for voluntary prepayments), fees or any other amount becoming due pursuant to the provisions of the Credit Agreement or this Note or the Letter of Credit Agreements, within fifteen days of the date due and payable, the Borrowers shall pay to the Agent for the benefit of the Lenders, upon demand, a late charge equal to five percent (5.0%) of the amount of such payment.  Such fifteen-day period shall not be construed in any way to extend the due date of any such payment.  Late charges are imposed for the purpose of defraying the Lenders’ expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Agent or the Lenders of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Agent or the Lenders may employ upon the occurrence of an Event of Default.

11.           Manner of Payment.  (a) All payments and prepayments of this Note, interest thereon and any other amounts payable hereunder shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Agent at the Agent’s office specified in the Credit Agreement or at such other place as the Agent may at any time or from time to time designate in writing to the Borrowers.

(b)           The Borrowers have elected to authorize the Agent to effect payment of sums due under this Note by means of debiting the Borrowers’ account number                         .  This authorization shall not affect the obligation of the Borrowers to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if the auto-debit feature is at any time terminated by the Agent.

12.           Collection Costs.   If this Note is forwarded to an attorney for collection after maturity hereof (whether by acceleration, declaration, extension or otherwise), the Borrowers shall pay to the Agent on demand all costs and expenses of collection including reasonable attorney’s fees.

13.           Continuing Validity.  The fact that there may be no amounts outstanding hereunder at any particular time shall not affect the continuing validity of this Note.

14.           Remedies Cumulative, Etc. The rights and remedies of the Agent and the Lenders under this Note, the Credit Agreement and the other Loan Documents shall be cumulative and concurrent and may be pursued and exercised singularly, successively or concurrently at the sole discretion of the Agent and the Lenders and may be exercised as often as the Agent and the Lenders shall deem necessary or desirable, and the nonexercise by the Agent and the Lenders of any such rights and remedies in any particular instance shall not in any way constitute a waiver or release thereof in that or any subsequent instance.

15.          Waiver of Jury Trial.  The Borrowers hereby voluntarily and intentionally waive any right they may have to a trial by jury in any action, proceeding or litigation directly or indirectly arising out of, under or in connection with this Note, the Credit Agreement or any of the other Loan Documents.

16.           Governing Law. This Note shall be governed and construed under the laws of the State of Maryland, and each Borrower hereby irrevocably consents and submits to the jurisdiction and venue of any state or federal court sitting in the State of Maryland over any  suit, action or judicial proceeding brought to enforce or construe this Note or arising out of or relating to this Note.

[signature page follows]

IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed in their names, under their seals and on their behalf by their duly authorized representatives the day and year first written above.

WITNESS/ATTEST:	BORROWERS:

TESSCO TECHNOLOGIES INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

TESSCO SERVICE SOLUTIONS, INC.

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

TESSCO INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

TESSCO COMMUNICATIONS INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

WIRELESS SOLUTIONS INCORPORATED

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

[signatures continue]

TESSCO BUSINESS SERVICES, LLC

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President and Chief Executive Officer

TESSCO SUPPLY CHAIN SERVICES, LLC

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

TESSCO PRODUCT SOLUTIONS, LLC

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

TESSCO INTEGRATED SOLUTIONS, LP

	By:	TESSCO Product Solutions, LLC,
its general partner

/s/		By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President

GW SERVICE SOLUTIONS, INC.

/s/	By:	/s/ Robert B. Barnhill, Jr.
Robert B. Barnhill, Jr.
President